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                                                                    EXHIBIT 23.6

                      CONSENT OF SALOMON SMITH BARNEY INC.

     We hereby consent to the use of our name and to the description of our opinion letter, dated April 25, 2000, under the captions "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS -- Opinions of Komag's and HMT's financial advisors", "SPECIAL FACTORS REGARDING THE MERGER -- Background of the Merger and Related Agreements" "-- HMT's Reasons for the Merger", "-- Opinion of HMT's Financial Advisor", in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Komag, Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: June 13, 2000                          SALOMON SMITH BARNEY INC.


                                              BY: /s/ SALOMON SMITH BARNEY
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